Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Torrid Holdings Inc. of our report dated March 28, 2023 relating to the financial statements, which appears in Torrid Holdings Inc.’s Annual Report on Form 10-K for the year ended January 28, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 16, 2024